EXHIBIT 23-1
               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Long Term Incentive Compensation Plan of GATX Corporation of our report dated January 24, 1995, with respect to the consolidated financial statements and schedules of GATX Corporation included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994.





July 19, 1995
Chicago, Illinois





/S/ Ernst & Young  LLP
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Ernst & Young  LLP
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